INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Paradigm Enterprises, Inc. on Form SB-2, Amendment #5, of our report dated August 29, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
October 28, 2003